Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated August 20, 2007, accompanying the consolidated financial statements and schedule of Orion Marine Group, Inc. contained in the Registration Statement on Form S-1 and related Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and related Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Houston, Texas
August 20, 2007